Exhibit 5.1

Hunton & Williams LLP
200 Park Avenue
New York, New York 10166-0005

Tel 212 • 309 • 1000
Fax 212 • 309 • 1100

November 21, 2014

Board of Directors

Universal Corporation

9201 Forest Hill Avenue

Stony Point II Building

Richmond, Virginia 23235

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Universal Corporation, a Virginia corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of its (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of the Company’s preferred stock, without par value (the “Preferred Stock”); (iv) shares of the Company’s common stock, without par value the (the “Common Stock”); (v) warrants to purchase Debt Securities, Preferred Stock, Common Stock, or any combination of these securities, in each case as may be designated by the Company at the time of an offering (the “Warrants”); (vi) stock purchase contracts (the “Stock Purchase Contracts”); and (vii) units, which may be composed of any combination of Debt Securities, Preferred Stock, Common Stock, Warrant and Stock Purchase Contracts (the “Units” and, together with the Debt Securities, Preferred Stock, Common Stock, Warrants and Stock Purchase Contracts, the “Securities”), in each case in amounts, at prices and on terms to be determined at the time of an offering.

For purposes of this opinion we have examined the following:

(a)	the Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles of Incorporation”);

(b)	the Amended and Restated Bylaws of the Company;

(c)	resolutions of the Board of Directors of the Company (the “Board”) adopted by written action effective on November 6, 2014;

(d)	the Indenture for Senior Debt Securities dated as of February 1, 1991 (the “Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (the “Trustee”); and

Board of Directors November 21, 2014

(e)	the Registration Statement, including the prospectus included therein, which provides that it may be supplemented in the future by one or more supplements to the prospectus.

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to matters of fact, we have relied upon the certificates of officers of the Company and upon certificates of public officials.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.     When (a) the Board or the Pricing Committee of the Board, as applicable, shall have duly adopted final resolutions authorizing the issuance and sale of a series of Senior Debt Securities; (b) the Senior Debt Securities shall have been issued and sold upon the terms and conditions set forth in such final resolutions or other proper action of the Board or the Pricing Committee of the Board, as applicable, and the Senior Indenture; and (c) the Senior Debt Securities shall have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Senior Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, then such Senior Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Senior Debt Securities and the terms of the Senior Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.     When (a) a subordinated indenture (“Subordinated Indenture”) relating to an issue of Subordinated Debt Securities shall have been duly authorized, executed and delivered by an authorized officer of the Company and by the trustee under such Subordinated Indenture and shall constitute a valid, binding and enforceable agreement of the Company and the trustee; (b) the Board or the Pricing Committee of the Board, as applicable, shall have duly adopted final resolutions authorizing the issuance and sale of a series of Subordinated Debt Securities; (c) the Subordinated Debt Securities shall have been issued and sold upon the terms and conditions set forth in such final resolutions or other proper action of the Board or the Pricing Committee of the Board, as applicable, and the Subordinated Indenture; and (d) the Subordinated Debt Securities shall have been duly executed and delivered by the Company and authenticated by the trustee in accordance with the Subordinated Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, then such Subordinated Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Subordinated Debt Securities and the terms of the Subordinated Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors November 21, 2014

3.     When (a) a warrant agreement (the “Warrant Agreement”) relating to an issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; (b) the Board shall have duly adopted resolutions in conformity with the Amended and Restated Articles of Incorporation Agreement (in the case of Warrants to purchase Preferred Stock or Common Stock) authorizing the execution and delivery of the Warrant, and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (c) such Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor, then such issue of Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Warrants and the terms of the Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

4.     When (a) the Stock Purchase Contracts shall have been duly authorized, executed and delivered by the parties thereto and shall constitute valid and binding agreements of such parties; (b) the Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts as contemplated by the Registration Statement; and (c) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor, then such Stock Purchase Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Stock Purchase Contracts, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors November 21, 2014

5.     When (a) a unit agreement (the “Unit Agreement”) relating to an issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the unit agent and shall constitute a valid, binding and enforceable agreement of the Company and the unit agent; (b) the Board shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation (in the case of Units composed of any capital stock of the Company) authorizing the execution and delivery of the Unit Agreement and the issuance and sale of such issue of Units as contemplated by the Registration Statement and such Unit Agreement; (c) any Debt Securities and/or debt obligations of third parties issued as a security for the relevant Units are duly authorized and validly issued; and (d) such Units shall have been duly executed, countersigned and issued in accordance with such Unit Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor, then such issue of Units will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Units and the terms of the Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Warrants, each issue of Stock Purchase Contracts and each issue of Units, as the case may be: (a) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (b) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (c) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (d) in the case of the issue of the Debt Securities, the applicable indenture will not have been modified or amended; (e) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto; (f) in the case of the issue of Units, the terms and conditions of the Units and the related Unit Agreement will be expressly as contemplated in the prospectus supplement relating thereto; and (g) the Amended and Restated Articles of Incorporation, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion, we have further assumed that each Subordinated Indenture, each Warrant Agreement, each Stock Purchase Contract and each Unit Agreement, when executed in final form, will be governed by the laws of the State of New York.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Debt Securities, the Warrants, the Stock Purchase Contracts and the Units.

Board of Directors November 21, 2014

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We do not purport to express an opinion on any laws other than the laws of the State of New York and the federal laws of the United States of America.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinion expressed in this letter speaks only as of its date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

08408/13935	/s/ Hunton & Williams LLP